FORM 10f-3

THE BLACKROCK FUNDS

Record of Securities Purchased
Under the Trust's Rule 10f-3 Procedures

1.	Name of Purchasing Portfolio:  See below

2.	Issuer:    Windstream Regatta Holdings, Inc.

3.	Date of Purchase:  11/14/07

4.	Underwriter from whom purchased:  JP Morgan Securities
Inc.

5.	Name of Affiliated Underwriter (as defined in the
Trust's procedures) managing or participating in syndicate: Merrill Lynch & Co.

6.	Aggregate principal amount of purchased (out of total
offering):   $28,300,000 out of $210,500,000

7.	Aggregate principal amount purchased by funds advised
by BlackRock and any purchases by other accounts with
respect to which BlackRock has investment discretion
(out of the total offering): ):   $45,000,000 out of
$210,500,000

8.	Purchase price (net of fees and expenses):  100

9.	Date offering commenced:  11/14/07

10.	Offering price at end of first day on which any sales
were made:101

11.	Have the following conditions been satisfied:	YES OR NO

a.	The securities are part of an issue registered
under the Securities Act of 1933, as amended, which is being offered to the public, or are Eligible
Municipal Securities, or are securities sold in an Eligible Foreign Offering or are securities sold in an Eligible
Rule 144A Offering or part of an issue of government securities.
YES

b.	The securities were purchased prior to the
	end of the first day on which any sales
	were made, at a price that was not more
	than the price paid by each other
	purchaser of securities in that offering
	or in any concurrent offering of the
	securities (except, in the case of an
	Eligible Foreign Offering, for any rights
	to purchase required by laws to be granted
	to existing security holders of the
	Issuer) or, if a rights offering, the
	securities were purchased on or before the
	fourth day preceding the day on which the
	rights offering terminated.				YES

c.	The underwriting was a firm commitment
	underwriting.						YES

d.	The commission, spread or profit was
	reasonable and fair in relation to that
      being received by others for underwriting
	similar securities during the same period.         YES

e.	In respect of any securities other than
	Eligible Municipal Securities, the issuer
	of such securities has been in continuous
	operation for not less than three years
	(including the operations of predecessors).      YES

f.	Has the affiliated underwriter confirmed
      that it will not receive any direct or indirect
      benefit as a result of BlackRock's participation
      in the offering?					YES







Approved: _     Derek   Schoenhofen
   Date:       _12/28/07__



ARK
BlackRock Senior High
Income Fund, Inc.
1,500,000.00
100
11/14/2007
11/30/2007

BATS-HINC
Managed Account Series:
High Income Portfolio
300,000.00
100
11/14/2007
11/30/2007

BGT2
BlackRock Global Floating
Rate Income Trust
1,300,000.00
100
11/14/2007
11/30/2007
BHD
BlackRock Strategic Bond
Trust
300,000.00
100
11/14/2007
11/30/2007

BHK
BlackRock Core Bond Trust
1,100,000.00
100
11/14/2007
11/30/2007

BHY
BlackRock High Yield Trust
200,000.00
100
11/14/2007
11/30/2007

BLW
BlackRock Limited Duration
Income Trust
2,100,000.00
100
11/14/2007
11/30/2007

BNA-USD
BlackRock Income
Opportunity Trust
1,300,000.00
100
11/14/2007
11/30/2007

BPP
BlackRock Preferred
Opportunity Trust
1,200,000.00
100
11/14/2007
11/30/2007

BR-HIINC
BlackRock High Income Fund
2,000,000.00
100
11/14/2007
11/30/2007

BR-HIYLD
BlackRock High Yield Bond
Portfolio
4,300,000.00
100
11/14/2007
11/30/2007

BVA-HI
BlackRock High Income
Portfolio (Ins - Series)
200,000.00
100
11/14/2007
11/30/2007

COY
BlackRock Corporate High
Yield Fund, Inc.
900,000.00
100
11/14/2007
11/30/2007

CYE
BlackRock Corporate High
Yield Fund III, Inc.
1,000,000.00
100
11/14/2007
11/30/2007

DSU
BlackRock Debt Strategies
Fund, Inc.
3,200,000.00
100
11/14/2007
11/30/2007

DVF
BlackRock Diversified
Income Strategies Fund,
Inc.
1,000,000.00
100
11/14/2007
11/30/2007

FRA
BlackRock Floating Rate
Income Strategies Fund,
Inc.
1,500,000.00
100
11/14/2007
11/30/2007

FRB
BlackRock Floating Rate
Income Strategies Fund II,
Inc.
900,000.00
100
11/14/2007
11/30/2007

HIS
BlackRock High Income
Shares
400,000.00
100
11/14/2007
11/30/2007

HYT
BlackRock Corporate High
Yield Fund VI, Inc.
1,500,000.00
100
11/14/2007
11/30/2007

HYV
BlackRock Corporate High
Yield Fund V, Inc.
1,400,000.00
100
11/14/2007
11/30/2007

MIST-HY
MIST BlackRock High Yield
Portfolio
700,000.00
100
11/14/2007
11/30/2007